Exhibit 99.3

Proposal Letter

July 24, 2009

Borrowers:
QSGI, Inc., QSGI-CCSI, Inc., and Qualtech Services Group, Inc. (each a “Debtor” and collectively, the “Debtors”), as debtors and debtors-in-possession in the Chapter 11 cases currently pending in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the “Bankruptcy Court”), under jointly administered Case No. 09-23658-EPK (the “Bankruptcy Cases”) as filed on July 2, 2009 (the “Petition Date”).

Lender:	Victory Park Credit Opportunities Master Fund, Ltd. (the “Lender”).

Agent:	Victory Park Management, LLC shall act as administrative and collateral agent (the “Agent”).

Type:	Debtor-in-Possession Revolving Loan (the “Loan”).

Commitment:	$500,000; with authorization to increase the Commitment by up to $250,000 (for a total Commitment of up to $750,000) in the Lender’s sole discretion

Initial Draw:	$250,000.

Bankruptcy Court
Approval:
Upon entry of an order by the Bankruptcy Court authorizing the Loan on an interim basis (“Interim Order”) under Bankruptcy Code § 364(c), (d) and (e) (in form and substance agreeable to the Lender and the Agent), the Lender shall extend the Loan to the Debtors up to the Initial Draw, and upon entry of an order by the Bankruptcy Court authorizing the Loan on a final basis (the “Final Order”), the Lender shall extend the remaining portion of the Loan to the Debtors up to the Commitment, pursuant to the terms of this Proposal Letter and the Final Order.

Closing Date:	Closing of the Loan is anticipated to be promptly upon entry of the Final Order, but no later than three (3) days after entry of such order (the “Closing Date”).

Use of Proceeds:
Proceeds of the Loan shall be utilized as follows: (i) general working capital purposes in the ordinary course of business; and (ii) administration of the Bankruptcy Cases, in each case of (i) and (ii) subject to and in accordance with a cash flow budget on a line-by-line basis prepared by the Debtors and updated regularly, in form and substance acceptable to the Lender and the Agent (the “Budget”).

For the avoidance of doubt, the proceeds of the Loan shall not be utilized (i) to attack the validity, priority or enforceability of any of the pre-petition or post-petition liens or security interests of the Lender or the Agent, (ii) to research, review, analyze or investigate with respect to or in connection with any litigation, claim, objection or cause of action of any kind or nature whatsoever against the Lender or the Agent (whether or not arising from or related to pre-petition or post-petition liens, security interests, acts, omissions or other conduct), or (iii) to file, prosecute or otherwise pursue any litigation, claim, objection or cause of action of any kind or nature whatsoever against the Lender or the Agent (whether or not arising from or related to pre-petition or post-petition liens, security interests, acts, omissions or other conduct).

Availability:
Availability under the Loan shall be governed by the Borrowing Base (as defined below), pursuant to the same terms and conditions set forth in the Loan Documents (as defined below), which terms and conditions are hereby incorporated into this Proposal Letter in their entirety.

Borrowing Base:
Shall mean, as of any measurement date, an amount determined by the Agent, by reference to the most recent Borrowing Base Certificate, which shall be equal to the lesser of (x) the Commitment or (y) the sum of (a) Eligible Accounts Receivable, plus (b) Eligible Pre-Billed Receivables.

“Eligible Accounts Receivable” means, except for any Accounts with Customer 1, eighty-five percent (85%) of the net amount of all Accounts of each Debtor created after the Petition Date, other than Ineligible Accounts Receivable.  With respect to any Accounts with Customer 1, “Eligible Accounts Receivable” shall be zero.

PROPOSAL LETTER	CONFIDENTIAL

“Eligible Pre-Billed Receivables” means sixty percent (60%) of the net amount of all Accounts of each Debtor that (i) are created after the Petition Date, (ii) constitute Ineligible Accounts Receivable only as a result of being pre-billed and do not otherwise fall into any category listed in the definition of “Ineligible Accounts Receivable”, (iii) are invoiced in accordance with maintenance contracts that are not terminable before such Accounts could reasonably be expected to be collected, and (iv) are not unpaid sixty (60) calendar days after the earlier of the original invoice date or due date.

“Ineligible Account Receivable” means any Account (i) that is unpaid ninety (90) calendar days after the earlier of the original invoice date or due date; (ii) that is Bad Debt; (iii) that is a contra account; (iv) that is due and owing from any Affiliate or employee of the Debtors; (v) that is owed by an account debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or other insolvency proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; (vi) for which there has been any breach of any representation, warranty, or covenant in this Proposal Letter or the Loan Documents; (vii) for which the account debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment, to the extent of such assertion; (viii) that is owed by an account debtor that is not located in the United States of America or a province of Canada (other than Quebec) or which is not denominated in currency of the United States of America; (ix) on which Agent, for the benefit of Lender, does not have a first priority perfected security interest; (x) not invoiced or not earned by the final delivery of goods or rendition of services (including progress billings and that portion of Accounts for which an invoice has not been sent to the account debtor); (xi) owing by any unit of government; (xii) to the extent constituting advertising, finance charges, service charges or sales or excise taxes; (xiii) that have been restructured, extended, amended or modified; (xiv) owed by an account debtor to the extent that the aggregate balance of Accounts owed by such account debtor and its Affiliates exceed twenty percent (20%) of the aggregate amount of all Accounts (to the extent of such excess); (xv) owed by an Account debtor if twenty-five percent (25%) or more of the total amount of Accounts due from such Account debtor are ineligible under clause (i) above; (xvi) that is determined by the Agent, in its sole discretion is unacceptable as an Eligible Account; or (xvii) owed by an Account debtor if such Account debtor would be considered ineligible under the Pre-Petition Borrowing Base (as defined below).   Accounts relating to a business acquired in an acquisition shall be Ineligible Accounts Receivable until Agent has performed a field examination with respect to such business and the results of such examination are satisfactory to Agent.

Pre-Petition
Borrowing Base:	Shall have the same meaning given in the Loan Documents (as defined below).

Interest:	Twelve and one-half percent (12.5%) per annum (the “Interest”). Interest shall accrue on the amount of any outstanding advances and shall be payable in cash monthly in arrears.

Default Interest:	Upon the occurrence of an Event of Default and during the continuation of such default, interest shall accrue on any outstanding advances at fifteen percent (15.0%) per annum.

Maintenance Fee:	$3,000 per month.

Legal Costs/ Expenses:	Reasonable fees and costs for the Agent’s and the Lender’s counsel related to the Loan, up to a maximum of $50,000.

Adequate Protection:	As adequate protection, the Debtors shall provide the Lender with all of the following:

1.
One hundred percent (100%) of any and all prepetition accounts receivable collected by the Debtors (including those pre-petition accounts receivable collected but not deposited in the Controlled Accounts (as defined in the Security Agreement) in accordance with the Loan Documents (as defined below), which amount shall be paid in full within three (3) business days of collection.  Upon the entry of the Interim Order, the Debtors shall pay to the Lender a lump sum amount equal to any and all pre-petition accounts receivable collected prior to the entry of the Interim Order but not otherwise used by the Debtors pursuant to the cash collateral order approved by the Bankruptcy Court at the hearing held on July 24, 2009.

2.
One hundred percent (100%) of any and all proceeds of the sale(s) of the Collateral (as defined below), including, without limitation, inventory, parts, machinery, equipment, accounts receivable, contract rights, and all other tangible and intangible assets, which amount shall be paid contemporaneously with receipt of the sale proceeds); provided that the Debtors shall not be permitted to consummate any sale of any asset with a book value greater than $5,000 without the Agent’s prior written consent.

PROPOSAL LETTER	CONFIDENTIAL

3.
The Pre-Petition Debt Amount shall have accrued interest at a rate of fifteen percent (15.0%) per annum from July 2, 2009 through the Closing Date (the “Interim Interest”). Interim Interest shall be an amount equal to $65,052.90 as of July 27, 2009 (and accrue in an amount equal to $2,602.12 per day thereafter). The Interim Interest shall be added to the Pre-Petition Debt Amount (as defined below) on the Closing Date.

4.
The Outstanding Pre-Petition Claim (as defined below) shall continue to accrue interest at the prevailing interest rate on the Loan plus three percent (3%) to the maximum extent allowable under Bankruptcy Code § 506(b).

Pre-Petition Debt:
“Pre-Petition Debt” shall mean any and all principal, accrued and unpaid interest (non-default and default rate interest, as applicable), costs, expenses and any other amounts due under and evidenced by:  (i) the Amended and Restated Securities Purchase Agreement, dated as of July 10, 2008, by and among QSGI Inc., QualTech International Corporation, QualTech Services Group, Inc., QSGI-DPV Inc.,  QSGI-CCSI, Inc.,  Contemporary Computer Services, Inc. (collectively, the “Companies”), the Lender and the Agent (as amended, modified, supplemented or restated from time to time, the “SPA”); (ii) the Pledge and Security Agreement, dated as of June 5, 2008, by and among the Companies, the Lender and the Agent (the “Security Agreement”); (iii) the Senior Secured Revolving Note, dated July 10, 2008, in the stated principal amount of $7,500,000 issued by the Companies to the Lender; (iv) the Senior Secured Term Note, dated November 17, 2008, in the stated principal amount of $750,000 issued by the Companies to the Lender; (v) the Forbearance Agreement and Third Amendment to Amended and Restated Securities Purchase Agreement, dated as of March 31, 2009, by and among the Companies, the Lender and the Agent; and (vi) each of the other Transaction Documents (as defined in the SPA) (collectively, the “Loan Documents”).  Unless otherwise specified, all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the applicable Loan Documents.

The Loan Documents and the pre-petition liens and security interests of the Agent and the Lender shall not be subject to challenge by the Debtors, and the Debtors shall concede the validity, extent and priority of such Loan Documents, liens and security interests, and waive the right to attack such Loan Documents, liens and security interests on any basis, including, without limitation, pursuant to Bankruptcy Code §§ 544 through 550.

The amount of the Pre-Petition Debt shall include, without limitation, principal, cash interest and PIK interest (as the case may be), default interest, fees and expenses, and be not less than $6,331,816, which amount shall be acknowledged and conceded by the Debtors (the “Pre-Petition Debt Amount”).  The result of the Pre-Petition Debt Amount plus the Interim Interest shall constitute the “Outstanding Pre-Petition Claim”, which amount shall be acknowledged and conceded by the Debtors.  For the avoidance of doubt, the Loan Documents and the pre-petition liens and security interests of the Agent and the Lender with respect to the Outstanding Pre-Petition Claim shall remain in full force and effect with the same validity, extent and priority provided thereunder.

Term:
Any and all then current outstanding principal amount of the Loan (the “Loan Principal”) plus any unpaid accrued Interest or Default Interest (as the case may be) plus any costs, expenses (including, without limitation, legal fees and expenses incurred by the Agent and/or the Lender) or other amounts due under this Proposal Letter, the Interim Order and the Final Order (each, a “Loan Obligation” and collectively, the “Loan Obligations”) shall become due and payable in full in cash upon the earlier of (the “Due Date”):  (i) September 11, 2009; (ii) the substantial consummation (as defined in Bankruptcy Code § 1101 and which for purposes hereof shall be no later than the effective date) of a plan of reorganization that is confirmed pursuant  to an order of the Bankruptcy Court; (iii) conversion of any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code; (iv) dismissal of any of the Bankruptcy Cases; (v) ten (10) days after the Agent or the Lender notifies the Debtors of an Event of Default hereunder; or (vi) repayment in full in cash of the Loan Obligations.

Governing Terms

Collateral:
The Loan shall be secured by: (i) a perfected first priority lien on any and all current and future assets of the Debtors of any nature or type whatsoever including, without limitation, accounts receivable, inventory, customer lists, intellectual property, minerals, mineral rights, plant and equipment patents, trade secrets, property and/or leasehold rights, all other tangible and intangible assets, and any causes of action and commercial tort claims under the Bankruptcy Code or applicable non-bankruptcy law (including, without limitation, those causes of action and commercial tort claims set forth on Schedule A hereto), but excluding causes of action and recoveries pursuant to Chapter 5 of the Bankruptcy Code; (ii) a first priority pledge of any and all capital stock and/or equity interest held directly or indirectly by the Debtors; and (iii) cash dominion over the Debtors’ bank, investment, and other marketable securities accounts in similar form and substance of lockbox and/or control accounts customary for transactions of this nature (collectively the “Collateral”).  The Debtors shall take any and all steps requested by the Agent to assure that the Agent’s and the Lender’s interests in the Collateral are perfected.

PROPOSAL LETTER	CONFIDENTIAL

Priority:
The Loan shall be authorized pursuant to Bankruptcy Code § 364(c)(1) to be incurred as, and shall constitute, claims with a priority over all administrative expenses of the kind specified in Bankruptcy Code §§ 503(b) or 507(b).  The security interests and liens in the Collateral securing the Loan shall be authorized pursuant to Bankruptcy Code §§ 364(c)(2), (3), and 364(d) to constitute a lien on and in the Collateral ranking prior to all other claims and liens of the Debtors, except for the Carve-Out as defined below (the “Priming Lien”).  The Priming Lien will be senior in priority to security interests and liens securing the indebtedness and other obligations owing under the Debtors’ prepetition credit agreements.

The Priming Lien shall not be subject to challenge, but instead shall attach and become valid and perfected without the requirement of any further action by the Agent or the Lender.  No other security interests or consensual liens (whether under Bankruptcy Code § 364 or otherwise) shall be permitted on the Collateral.

Carve-Out:
The fees and expenses incurred by the Debtors’ retained professionals in the Bankruptcy Cases and the quarterly fees of the US Trustee under 28 U.S.C. § 1930 may be paid by the Debtors from the Collateral, subject to and in accordance with the monthly Budget and subject to entry of any required orders of the Bankruptcy Court (the “Carve-Out”), the amount of which Carve-Out shall not exceed $200,000 in the aggregate.  The Lender and the Agent shall have the right to increase the amount of the Carve-Out in their sole discretion.  The Lender’s and Agent’s liens on the Collateral and the Lender’s and Agent’s administrative expense claims provided for herein shall be subject to the Carve-Out.

Release:
The Debtors shall release and waive any and all claims, counterclaims, set-offs and defenses against the Agent and the Lender relating to the Pre-Petition Debt and the pre-petition liens and security interests of the Agent and the Lender, pursuant to a release set forth in the Final Order in form and substance acceptable to the Agent and the Lender.

Covenants:	The Debtors shall comply with all of the following covenants:

	1.	Each of the covenants set forth in the Loan Documents, as applicable, which covenants are hereby incorporated into this Proposal Letter in their entirety;
2.
The Debtors shall promptly provide the Agent with updates of any material developments in connection with the Debtors’ reorganization efforts under the Bankruptcy Cases, whether in connection with an asset sale, plan of reorganization or otherwise.  Without limiting the foregoing, promptly upon any such information becoming available to the Debtors, each Debtor shall provide the Agent with copies of any informational packages provided to potential bidders with respect to a sale of substantially all of the assets of the Debtors, draft agency agreements, the deadlines established as to receipt of bids and updates, modifications or supplements to such information and materials;

3.
The Debtors shall deliver the Budget as updated on a weekly basis to the Agent (in form and substance reasonably acceptable to the Agent), including, without limitation, forecasts, sales pipeline, accounts receivable and cash flow;

	4.	The Debtors shall deliver the Borrowing Base as updated on a weekly basis to the Agent (in form and substance reasonably acceptable to the Agent);
	5.	The Debtors shall deliver a bi-monthly payroll report to the Agent (in form and substance reasonably acceptable to the Agent);
	6.	The Debtors shall operate the their businesses in accordance with the Budget;
7.
If the Debtors have not received a Court Order approving the sale of substantially all of its assets pursuant to Bankruptcy Code § 363 by September 11, 2009, then, notwithstanding Bankruptcy Code § 1121,  the Agent and the Lender shall have the right to file a plan and disclosure statement;

	8.	The Debtors shall, in consultation with the Agent and the Lender, take all actions necessary to seek the sale of the Debtors’ assets pursuant to Bankruptcy Code § 363;

PROPOSAL LETTER	CONFIDENTIAL

	9.	The Debtors shall, in consultation with the Agent and the Lender, take all actions necessary to secure the Agent’s and the Lender’s collateral at Contemporary Computer Services, Inc.; and
	10.	Without the prior consent of the Agent or the Lender, none of the Debtors shall seek, consent to, or permit to occur without the Debtors’ objection, any of the following:
		a.	Any order which authorizes the rejection of any leases of any Debtor without the Agent’s prior written consent;
		b.	Any modification, stay, vacation or amendment to the Final Order to which the Agent has not consented in writing;
c.
A priority claim or administrative expense or unsecured claim against any Debtor (now existing or hereafter arising of any kind or nature whatsoever, including without limitation, any administrative expense of the kind specified in Bankruptcy Code §§ 105, 326, 328, 330, 331, 364(c) 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726 or 1114) equal or superior to the priority claim of the Agent and the Lender in respect of the obligations hereunder, except with respect to the Carve-Out;

		d.	Any lien on any Collateral having a priority equal or superior to the lien securing the obligations hereunder, other than with respect to the Carve-Out;
		e.	Any order which authorizes the payment of any indebtedness incurred prior to the petition date without the Agent’s prior written consent;
f.
Any order seeking authority to take any action that is prohibited by the terms of this Proposal Letter or the Final Order or refrain from taking any action that is required to be taken by the terms of this Proposal Letter or the Final Order; or

		g.	Any other action that would affect the Agent or the Lender in any way without the prior consent of the Agent or the Lender.

Event(s) of Default:	Each of the following shall constitute an “Event of Default”, unless otherwise waived by the Agent in its sole discretion:

	1.	Each of the events of default set forth in the Loan Documents, as applicable, which events of default are hereby incorporated into this Proposal Letter in their entirety;
	2.	Any Debtor shall fail to pay any Loan Obligation after such payment has become due and five (5) days have expired after a notice of such default has been given and the default has not been cured;
3.
Any report, certificate or other document delivered to the Agent or the Lender pursuant to this Proposal Letter or the Final Order shall have been incorrect in any material respect when made or deemed made;

4.
Any Debtor shall fail to perform or comply with any covenant or agreement contained in this Proposal Letter after the expiration of five (5) business days after notice of such default has been given and the default has not been cured;

5.
The failure of any Debtor to comply in all material respects with each and all of the terms and conditions of the Final Order and this Proposal Letter (including the Loan Documents incorporated herein) after the expiration of five (5) business days after notice of such default has been given and the default has not been cured;

6.
Any Debtor is enjoined, restrained or in any way prevented by the order of any court or any governmental authority from conducting all or any material part of its business for more than three (3) consecutive days;

7.
Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than three (3) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Debtor, if any such event or circumstance could reasonably be expected to have a material adverse effect;

8.
The entry of an order in the Bankruptcy Cases which stays, modifies (in any manner adverse to the Agent or the Lender), or reverses the Final Order or which otherwise materially adversely affects, as determined by the Agent in its reasonable discretion, the effectiveness of the Final Order without the express written consent of the Agent;

	9.	The conversion of any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code;

PROPOSAL LETTER	CONFIDENTIAL

	10.	The appointment of a trustee;
	11.	The dismissal of any of the Bankruptcy Cases;
12.
The entry of any order which provides relief from the automatic stay otherwise imposed pursuant to Bankruptcy Code § 362 that permits any creditor to (a) realize upon, or to exercise any right or remedy with respect to, any material portion of the Collateral, or (b) to terminate any license, franchise or similar agreement, where the exercise of such right or remedy or such realization or termination would be reasonably likely to have a material adverse effect;

13.
The filing of any application by any Debtor without the express written consent of the Agent for the approval of a super-priority claim in the Bankruptcy Cases which is pari passu with or senior to the priority of the claims of the Agent or the Lender, or there shall arise any such super-priority claim under the Bankruptcy Code, provided that the filing of any such application shall not be deemed an Event of Default if the proceeds of the funding supporting such claim will be used to pay the Loan;

14.
The payment or other discharge by any Debtor of any prepetition indebtedness except as expressly permitted under this Proposal Letter, under the Final Order, in the Budget or by order in the Bankruptcy Cases to which order the Agent has not provided its written consent;

15.
The filing of any motion by any Debtor seeking, or the entry of any order in the Bankruptcy Cases: (a) permitting working capital or other financing (other than ordinary course trade debt or unsecured debt) for any Debtor from any person other than the Agent (unless the proceeds of such financing are to be used to pay in full all obligations arising under this Proposal Letter and the Final Order; (b) granting a lien on, or security interest in, any of the Collateral, other than with respect to this Proposal Letter (unless such liens are granted in connection with a financing, the proceeds of which are to be applied to the payment in full of all obligations arising under this Proposal Letter and the Final Order); (c) except as permitted by this Proposal Letter or the Final Order, permitting the use of any of the Collateral pursuant to Bankruptcy Code § 363(c) without the prior written consent of the Agent, such consent not to be unreasonably withheld, permitting recovery from any portion of the Collateral any costs or expenses of preserving or disposing of such Collateral under Bankruptcy Code § 506(c); or (d) dismissing the Bankruptcy Cases, unless the Agent has sought or consented in writing to such relief by the Bankruptcy Court;

16.
The filing of a motion or other pleading seeking the entry of an order confirming a plan of reorganization (and/or approving a disclosure statement related thereto) that does not require payment in full in cash of all obligations under this Proposal Letter and the Final Order on the consummation date of such plan of reorganization; or

17.
The filing of any pleading by any Debtor challenging the validity, priority, perfection or enforceability of this Proposal Letter or the obligations hereunder, or any lien granted pursuant to this Proposal Letter or the Final Order is determined to be null and void, invalid or unenforceable by the Bankruptcy Court or another court of competent jurisdiction in any action commenced or asserted by any other party in interest in the Bankruptcy Cases.

Default Remedies:	Upon ten (10) days notice of an Event of Default:

	1.	The Loan shall mature and any and all Loan Obligations shall become due and payable in full in cash;
	2.	The Agent and the Lender shall have standing to move for an order to cause the Debtors to engage in a process to liquidate their assets pursuant to Bankruptcy Code § 363; and
3.
The Agent and the Lender shall have the right to seek an emergency hearing requesting relief from the automatic stay otherwise imposed pursuant to Bankruptcy Code § 362 that permits the Agent and the Lender to realize upon, or to exercise any right or remedy with respect to, any portion of the Collateral.

Prepayment(s):	The Debtors shall have the right (but not the obligation) to prepay the Loan Obligations (in cash) in whole or in part.

Reservation of Rights:
Nothing in this Proposal Letter is intended or shall be construed to waive any of the Agent’s or the Lender’s rights to:  (i) file a plan of reorganization and disclosure statement at any time during the course of the Bankruptcy Cases; or (ii) object to or otherwise contest the reasonableness of the fees and expenses of the Debtors’ retained professionals.  Such rights are hereby reserved in their entirety.

PROPOSAL LETTER	CONFIDENTIAL

Closing Conditions:	This Proposal Letter is subject to, amongst other items, the following:
	1.	Entry of the Interim Order and Final Order by the Bankruptcy Court, authorizing borrowing pursuant to this Proposal Letter;
	2.	The Debtors shall have provided a full reconciliation of all Collateral, including, without limitation, accounts receivable, inventory and cash;
	3.	Debtors’ retention of a chief restructuring officer acceptable to the Agent and the Lender; and
	4.	Agreement among the Debtors’ chief restructuring officer, the Lender and the Agent on management personnel and structure and other cost-cutting initiatives.

This Proposal Letter and the terms set forth herein are confidential, and the Debtors shall not disclose the terms of this Proposal Letter, or the fact that negotiations between the Agent, the Lender and the Debtors are ongoing, to any third party, including any other source of potential financing for the Debtors; provided, however, that the Debtors shall disclose the terms of this Proposal Letter for purposes of seeking approval of the Loan by the Bankruptcy Court.

*           *           *           *           *

PROPOSAL LETTER	CONFIDENTIAL

If the above is acceptable to the Debtors, please sign and return the enclosed copy of this Proposal Letter to the Agent no later than the close of business on July 24, 2009.

Acknowledged, Accepted, and Agreed to:

DEBTORS:	QSGI, INC.

__________________________________
By: Marc Sherman
Its: Chief Executive Officer

QSGI-CCSI, INC.

__________________________________
By: Marc Sherman
Its: Chief Executive Officer

QUALTECH SERVICES GROUP, INC.

__________________________________
By: Marc Sherman
Its: Chief Executive Officer

LENDER:	VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.

By: Victory Park Capital Advisors, LLC
Its: Investment Manager

____________________________________
By: Scott R. Zemnick
Its: General Counsel

AGENT:	VICTORY PARK MANAGEMENT, LLC

_____________________________________
By: Matthew Ray
Its: Manager

PROPOSAL LETTER	CONFIDENTIAL

SCHEDULE A

Any and all claims and causes of action against Agile Equity.
Any and all claim and causes of action against John Riconda.